(d)(3)(vii)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA SERIES FUND, INC.

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund*	A	C	I	L	O	P3	R	R6	T	W
Voya Corporate Leaders® 100 Fund Term Expires October 1, 2013 Initial Term for Class O Shares Expires October 1, 2013 Initial Term for Class R Shares Expires October 1, 2013 Initial Term for Class R6 Shares Expires October 1, 2015 Initial Term for Class T Shares Expires October 1, 2018 Initial Term for Class P3 Shares Expires October 1, 2019	0.90%	1.45%	0.65%	N/A	0.90%	0.00%	1.15%	0.65%	0.90%	0.65%

Voya Global Multi-Asset Fund(1) (formerly, Voya Capital Allocation Fund) Term Expires October 1, 2011 Initial Term for Class W Shares Expires October 1, 2012 Initial Term for Class R6 Shares Expires October 1, 2018 Initial Term for Class T Shares Expires October 1, 2018	1.15%	1.90%	0.90%	N/A	1.15%	N/A	N/A	0.90%	1.15%	0.90%

Voya Global Target Payment Fund(1),(2) Initial Term for Class T Shares Expires March 1, 2019	1.30%	2.05%	0.99%	N/A	N/A	N/A	1.55%	0.99%	1.30%	1.05%

Voya Government Money Market Fund Initial Term Expires August 1, 2019	0.40%	1.40%	0.40%	0.40%	0.65%	N/A	N/A	N/A	N/A	0.40%

(1)    These operating expense limits take into account operating expenses incurred at the underlying Fund level.

(2)    The expense limits will remain in effect for five years after the shareholder approval of the bifurcated management fees; March 1, 2018.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund*	A	C	I	L	O	P3	R	R6	T	W
Voya Mid Cap Research Enhanced Index Fund Term Expires October 1, 2013 Initial Term for Class T Shares Expires October 1, 2018 Initial Term for Class P3 Shares Expires October 1, 2019	1.00%	1.50%	0.75%	N/A	1.00%	0.00%	1.25%	N/A	1.00%	0.75%

Voya Small Company Fund Initial Term Expires October 1, 2006 Initial Term for Class W Shares Expires October 1, 2009 Initial Term for Class R6 Shares Expires October 1, 2014 Initial Term for Class R Shares Expires October 1, 2017 Initial Term for Class T Shares Expires October 1, 2018 Initial Term for Class P3 Shares Expires October 1, 2019	1.50%	2.25%	1.25%	N/A	1.50%	0.00%	1.75%	1.04%	1.50%	1.25%

/s/ HE
HE

Effective Date:  February 28, 2018 to add Class R6 shares for Voya Global Target Payment Fund.

*     This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.